Exhibit 99.4
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject
  to Section 16:                        [ ]

Name and Address:                       Nicholas J. Singer
                                        650 Madison Avenue, 26th Floor
                                        New York, NY 10022

Issuer and Ticker Symbol:               Penn Octane Corporation (POCC)

Date of Earliest Transaction:           1/15/08

Relationship to Issuer:                 10% Owner

Designated Filer:                       Standard General L.P.

TABLE I INFORMATION
Title of Security:                      Common Stock
Transaction Date:                       1/15/08
Transaction Code:                       P
Securities Acquired:                    108,000
Acquired or Disposed:                   A
Price:                                  $2.2147
Ownership Form:                         I
Amount Beneficially Owned After
  Transaction:                          3,161,418
Nature of Indirect Beneficial
  Ownership:                            (1)

Signature:                              NICHOLAS J. SINGER


                                        By: /s/ Scott Cohen
                                            ------------------------------------
                                            Name:   Scott Cohen
                                            Title:  Attorney-in-Fact